Press Release #201517	FOR IMMEDIATE RELEASE	June 22, 2015

Enertopia signed with London Drugs: V-LoveTM to be in stores soon

VANCOUVER, BC – Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce it has signed with London Drugs Ltd. to sell V-LoveTM in all their 79 stores across Western Canada.

V-LoveTM will soon be available to the consumer in all London Drug Stores across Western Canada. Our first shipment to the London Drugs main distribution facility in Richmond, BC has been received.

V-LoveTM will also be available at Londondrugs.com online store for shipping across Canada.

“We are very pleased to be working with London Drugs, a respected community leader and name synonymous with consumer products,” stated President Robert McAllister.

About London Drugs

Founded in 1945, B.C.-based London Drugs has 79 stores in more than 35 major markets throughout British Columbia, Alberta, Saskatchewan and Manitoba, including its online store www.londondrugs.com, London Drugs offers consumers a range of products from digital cameras and cosmetics to computers and televisions. Renowned for its creative approach to retailing, the company employs more than 7,500 people with pharmacy and health care services being the heart of its business. Committed to innovation and superior customer service, London Drugs has established itself as a reputable and caring company and continues to position itself for future growth and development.

About Enertopia

We are a company with the mission to empower people with a better way of living through healthy lifestyle choices in helping you live your life your way. Our core values of honesty, integrity, and commitment help to define our corporate practices and demonstrate our dedication in helping individuals whether they are encountering health issues based on age, diet or have suffered a traumatic physical, mental or emotional event.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call Robert McAllister, the President: (250) 765-6412

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its medical marihuana projects, evaluation and sale of sexual creams and other items, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and exploration expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that V-Love TM will have any meaningful impact on the Company or the Company will be able to obtain future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release